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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 13, 1998, in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-68240) and related Prospectus of Tyco International Ltd., with respect to the consolidated statements of operations, changes in shareholders' equity and cash flows and related schedule of Sensormatic Electronics Corporation for the year ended June 30, 1998 included in the Annual Report (Form 10-K) for the year ended June 30, 2000.


                                          /s/ Ernst & Young LLP

West Palm Beach, Florida

September 10, 2001